EXHIBIT 99

For additional information:
Rick Green
President & CEO
Kerby E. Crowell
EVP & CFO
For Immediate Release	(405) 372-2230
Southwest Bancorp Reports First Quarter 2008 Earnings per Share of $0.36
     April 17, 2008, Stillwater, Oklahoma . . . . Southwest Bancorp, Inc. (NASDAQ Global Select Market—OKSB), (“Southwest”), today reported net income of $5.2 million, or $0.36 per diluted share for the first quarter 2008, up $0.05 or 16% from the first and fourth quarter of 2007. At March 31, 2008, total assets were $2.7 billion.
     Rick Green, President and Chief Executive Officer, stated, “Our strategic vision includes growth from existing and additional offices in Oklahoma and in carefully selected markets in Texas and other states with emphasis on healthcare and health professionals, businesses and their managers and owners, commercial and commercial real estate borrowers, careful expansion of our community banking operations, and increases in stable funding sources at reasonable cost.
     “Our strategy produced significant loan growth in the first quarter. Our portfolio loans grew $142.0 million, up 7%, from year-end 2007, led by increases in healthcare and other commercial real estate lending in Oklahoma and Texas. A portion of the net growth was the result of a first quarter reduction in the customary levels of early payoffs of commercial real estate and commercial loans, which we believe reflected a decrease in competition for refinancings from conduits and other non-depository lenders. We anticipate seeing movement toward more traditional unscheduled payoff levels, and currently expect somewhat slower net loan growth in the remainder of 2008.
     “The positive earnings effect of our loan growth continued to be offset by the significant margin squeeze that began last year. Quarterly net interest margin of 3.45% was down 89 basis points from first quarter 2007. As a result, net interest income declined $907,000, or 4%. We also increased our provision for loan losses by $375,000, or 20%, in the first quarter of 2008 compared to the same quarter in 2007. Other significant factors in the first quarter comparisons include the VISA USA public offering completed in the quarter, which added $1.8 million in income before taxes, a $1.1 million increase in salary and employee benefits expenses, and a $2.6 million decrease in general and administrative expense, largely due to last year’s ATM-related write-off.
     “The validity of our strategic decision not to rely on any significant amounts of residential mortgages and not to make subprime loans was reinforced by market events. Subprime lending has never been a part of our strategy and one to four family mortgages account for less than 5% of our portfolio.”
     Please see the following discussion and financial tables and the disclosures under the heading “Forward-Looking Statements” on page 3.
Financial Overview
     Condition. Total assets were $2.7 billion at March 31, 2008, an increase of 4% from $2.6 billion at December 31, 2007. At March 31, 2008 total loans were $2.4 billion, versus $2.2 billion at December 31, 2007. Non-performing assets to total assets were 1.21% at March 31, 2008 compared to 1.43% at March 31, 2007 and 1.26% at December 31, 2007. Of total non-performing assets, 38.8% are commercial real estate loans, 37.4% are commercial loans, 10.3% is other real estate owned, 8.4% are real estate construction loans, 4.9% are residential real estate mortgages, and other consumer loans are less than 1%. The allowance for loan losses as a percentage of portfolio loans was 1.31% at March 31, 2008, versus 1.66% at March 31, 2007 and 1.38% at December 31, 2007.

NASDAQ: OKSB
Southwest Bancorp Reports First Quarter 2008 Earnings per Share of $0.36
     Total deposits were $2.1 billion at March 31, 2008, up $36.3 million from December 31, 2007. On March 31, 2008, Southwest exceeded all applicable regulatory capital requirements and each of its banking subsidiaries met the criteria for regulatory classification as “well-capitalized.” Designation as a well-capitalized institution under regulations does not constitute a recommendation or endorsement by Federal bank or thrift regulators.
     First Quarter Results. Net interest income totaled $21.8 million for the first quarter of 2008, compared to $22.7 million for the first quarter of 2007. Net interest margin was 3.45% for the first quarter of 2008 compared to 3.89% for the fourth quarter of 2007 and 4.34% for the first quarter of 2007. The decrease in net interest income and net interest margin is the result of Southwest’s interest rate sensitivity position and the margin squeeze produced by governmental actions designed to lower market interest rates in the wake of the subprime and liquidity crisis. Yields on earning assets decreased by 143 basis points from the first quarter 2007, while rates paid on interest bearing liabilities decreased by only 73 basis points.
     The provision for loan losses totaled $2.2 million for the first quarter of 2008, compared to $1.9 million for the first quarter of 2007. Net charge offs totaled $1.9 million, or 0.33% (annualized) of portfolio loans at March 31, 2008, compared to $1.4 million, or 0.35% (annualized) of portfolio loans at March 31, 2007.
     Noninterest income totaled $4.7 million for the first quarter of 2008, compared to $3.3 million for the same quarter of 2007. The increase in noninterest income from 2007 was mainly the result of a $1.7 million increase in gain on investment securities, due mainly from shares redeemed in connection with the VISA public offering, and a $222,000 increase in service charges and fees, offset in part by decreases in gains from the sale of loans of $368,000 and other noninterest income of $173,000.
     Noninterest expense decreased $1.0 million from the first quarter 2007 to the first quarter of 2008 to $15.8 million. The decrease consists of a $1.1 million increase in salaries and employee benefits, a $330,000 increase in FDIC and other insurance, a $79,000 increase in other real estate expense, and a $55,000 increase in occupancy expense, offset by a $2.6 million decrease in general and administrative expenses, which reflects last year’s $2.5 million ATM-related write-off and includes the provision for unfunded loan commitments.
     The efficiency ratio for the first quarter of 2008 improved to 59.69%, from 64.60% for the first quarter of 2007.
     Certain Legal Matters. As previously disclosed, in December 2006, an armored transportation company failed to deliver to Stillwater National Bank and Trust (“Stillwater National”) cash due to it from certain ATMs owned by one of its subsidiaries, Cash Source, Inc. (“CSI”). In the first quarter of 2007, Southwest recorded a write-off of the $2.5 million receivable. The financial statements also reflect related legal expenses incurred by Southwest of $61,000 during the first quarter of 2008 and approximately $785,000 during the year 2007 of which $300,000 was incurred in the first quarter 2007. Southwest filed its proof of loss with the insurer on August 6, 2007 and has no further information with which to update its estimate of ultimate recovery.
     Stillwater National and other Visa USA member banks are obligated to share in costs resulting from litigation against Visa USA, including the costs of the November 9, 2007, settlement of an antitrust lawsuit brought by American Express and potential costs of certain other pending litigation. In the fourth quarter of 2007, Southwest recorded approximately $713,000 as its estimated share of the settlement and other pending litigation expenses relating to these obligations. In March 2008, VISA completed an initial public offering. This transaction allowed VISA to place part of the cash proceeds into an escrow which will be utilized to pay litigation and settlement expenses. Southwest’s portion of this escrow is approximately $566,000 which is reflected in the first quarter 2008 financial statements as a reduction to general and administrative expense and related payable established in the fourth quarter 2007. These amounts are an estimate and further adjustments may be required.
Southwest Bancorp and Subsidiaries
     Southwest Bancorp is the financial holding company for Stillwater National, Bank of Kansas (“SNB Kansas”), SNB Bank of Wichita (“SNB Wichita”), Healthcare Strategic Support, Inc., and Business Consulting Group, Inc. Through its subsidiaries, Southwest offers commercial and consumer lending, deposit, and investment services, and specialized cash management, consulting, and other financial services from offices in Oklahoma City, Stillwater,

2

NASDAQ: OKSB
Southwest Bancorp Reports First Quarter 2008 Earnings per Share of $0.36
Tulsa, and Chickasha, Oklahoma; Austin, Dallas, Houston and San Antonio, Texas; and Hutchinson, Kansas City, and Wichita, Kansas, and on the Internet, through SNB DirectBanker®.
     Southwest focuses on converting its strategic vision into long-term shareholder value. Our vision includes an established niche banking model focused on healthcare and commercial real estate financial services in Texas, Oklahoma, and Kansas and a community banking model focused on more traditional banking operations in those states. Southwest’s strategic growth goals include growth from existing and additional offices in carefully selected markets in Texas and other states with concentrations of healthcare and health professionals, businesses, and their managers and owners, and commercial and commercial real estate borrowers, and careful expansion of community banking operations.
     Southwest’s common stock is traded on the NASDAQ Global Select Market under the symbol OKSB.
Forward-Looking Statements
     This Press Release includes forward-looking statements, such as: statements of Southwest’s goals, intentions, and expectations; estimates of risks and of future costs and benefits; assessments of the amount and timing of loan growth, performing and problem loan payoffs and loan losses; off-balance sheet risk and market risk; and statements of Southwest’s ability to achieve financial and other goals. These forward-looking statements are subject to significant uncertainties because they are based upon: future interest rates, market behavior, the effects on general economic conditions in our market of recent subprime and other consumer lending problems, and other economic conditions; future laws and regulations; and a variety of other matters. Because of these uncertainties, the actual future results may be materially different from the results indicated by these forward-looking statements. In addition, Southwest’s past growth and performance do not necessarily indicate its future results.

3

NASDAQ: OKSB
Southwest Bancorp Reports First Quarter 2008 Earnings per Share of $0.36
Financial Tables

Financial Highlights	Table 1

Consolidated Statements of Financial Condition	Table 2

Consolidated Statements of Operations	Table 3

Average Balances, Yields, and Rates-Quarterly	Table 4

Summary Financial Data by Quarter-2008 and 2007	Table 5

Supplemental Analytical Data by Quarter-2008 and 2007	Table 6

4

SOUTHWEST BANCORP, INC.	Table 1
UNAUDITED FINANCIAL HIGHLIGHTS
(Dollars in thousands except per share)

	First Quarter			Fourth Quarter
			%		%
QUARTERLY HIGHLIGHTS	2008	2007	Change	2007	Change
Operations
Net interest income	$21,807	$22,714	(4)%	$23,507	(7)%
Provision for loan losses	2,236	1,861	20	2,464	(9)
Noninterest income	4,714	3,340	41	4,100	15
Noninterest expense	15,830	16,831	(6)	17,673	(10)
Income before taxes	8,455	7,362	15	7,470	13
Taxes on income	3,247	2,862	13	2,949	10
Net income	5,208	4,500	16	4,521	15
Diluted earnings per share	0.36	0.31	16	0.31	16
Balance Sheet
Total assets	2,671,842	2,194,179	22	2,564,537	4
Loans held for sale	66,364	108,025	(39)	66,275	0
Portfolio loans	2,287,606	1,667,195	37	2,145,557	7
Total deposits	2,094,927	1,803,181	16	2,058,818	2
Total shareholders’ equity	225,417	201,777	12	217,609	4
Book value per share	15.52	14.14	10	15.16	2
Key Ratios
Net interest margin	3.45%	4.34%		3.89%
Efficiency ratio (GAAP-based)	59.69	64.60		64.02
Nonperforming loans to total loans	1.23	1.66		1.34
Shareholders’ equity to total assets	8.44	9.20		8.49
Return on average assets	0.80	0.83		0.72
Return on average equity	9.42	9.04		8.24

SOUTHWEST BANCORP, INC.	Table 2
UNAUDITED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Dollars in thousands, except per share)

	March 31,	December 31,	March 31,
	2008	2007	2007
Assets
Cash and due from banks	$37,569	$45,678	$29,542
Federal funds sold	—	—	69,700

Cash and cash equivalents	37,569	45,678	99,242
Investment securities:
Held to maturity. Fair value: $8,411 $5,838 $4,286	8,339	5,838	4,332
Available for sale. Amortized cost: $212,937 $236,707 $258,678	216,272	237,358	257,329
Federal Reserve and FHLB Stock, at cost	13,216	13,116	12,445
Loans held for sale	66,364	66,275	108,025

Loans receivable	2,287,606	2,145,557	1,667,195
Less: Allowance for loan losses	(29,950)	(29,584)	(27,728)

Net loans receivable	2,257,656	2,115,973	1,639,467
Accrued interest receivable	15,631	23,117	21,774
Premises and equipment, net	24,006	24,323	21,945
Other real estate owned	3,328	2,679	1,869
Goodwill	7,071	7,064	1,213
Other intangible assets, net	4,205	4,580	2,981
Other assets	18,185	18,297	23,557

Total assets	$2,671,842	$2,564,298	$2,194,179

Liabilities and shareholders’ equity
Deposits:
Noninterest-bearing demand	$248,315	$257,067	$251,777
Interest-bearing demand	71,450	63,323	63,741
Money market accounts	553,850	541,950	394,668
Savings accounts	13,808	13,032	11,196
Time deposits of $100,000 or more	690,421	690,985	646,668
Other time deposits	517,083	492,222	435,131

Total deposits	2,094,927	2,058,579	1,803,181
Accrued interest payable	8,520	11,441	11,764
Income tax payable	4,647	1,766	—
Other liabilities	9,425	10,154	7,852
Other borrowings	282,513	218,356	123,212
Subordinated debentures	46,393	46,393	46,393

Total liabilities	2,446,425	2,346,689	1,992,402

Shareholders’ equity
Common stock — $1 par value; 20,000,000 shares authorized; 14,658,042 shares issued	14,658	14,658	14,658
Paid in capital	45,784	46,478	46,314
Retained earnings	165,318	161,482	148,574
Accumulated other comprehensive gain (loss)	2,064	408	(826)
Treasury stock, at cost, 133,605 300,833 385,632 shares	(2,407)	(5,417)	(6,943)

Total shareholders’ equity	225,417	217,609	201,777

Total liabilities and shareholders’ equity	$2,671,842	$2,564,298	$2,194,179

SOUTHWEST BANCORP, INC.	Table 3
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands except per share)

	For the three months
	ended March 31,
	2008	2007
Interest income
Loans	$40,610	$40,286
Investment securities	2,336	2,679
Other interest-earning assets	28	65

Total interest income	42,974	43,030

Interest expense
Interest-bearing deposits	18,254	17,223
Other borrowings	2,029	2,131
Subordinated debentures	884	962

Total interest expense	21,167	20,316

Net interest income	21,807	22,714

Provision for loan losses	2,236	1,861

Net interest income after provision for loan losses	19,571	20,853

Noninterest income
Service charges and fees	2,457	2,235
Gain on sales of loans	840	1,208
Gain (loss) on investment securities	1,245	(448)
Other noninterest income	172	345

Total noninterest income	4,714	3,340

Noninterest expense
Salaries and employee benefits	9,222	8,125
Occupancy	2,458	2,403
FDIC and other insurance	453	123
Other real estate, net	10	(69)
General and administrative	3,687	6,249

Total noninterest expenses	15,830	16,831

Income before taxes	8,455	7,362
Taxes on income	3,247	2,862

Net income	$5,208	$4,500

Basic earnings per common share	$0.36	$0.32
Diluted earnings per common share	0.36	0.31
Cash dividends declared per share	0.0950	0.0925

Table 4
SOUTHWEST BANCORP, INC.
UNAUDITED AVERAGE BALANCES, YIELDS, AND RATES
(Dollars in thousands)

	For the three months ended March 31,
	2008			2007
	Average		Average	Average		Average
	Balance	Interest	Yield/Rate	Balance	Interest	Yield/Rate
Assets
Loans	$2,304,966	$40,610	7.09%	$1,846,844	$40,286	8.85%
Investment securities	236,575	2,336	3.97	272,139	2,679	3.99
Other interest-earning assets	2,763	28	4.08	5,210	65	5.06

Total interest-earning assets	2,544,304	42,974	6.79	2,124,193	43,030	8.22
Other assets	73,166			81,727

Total assets	$2,617,470			$2,205,920

Liabilities and Shareholders’ Equity
Interest-bearing demand deposits	$72,734	$141	0.78%	$60,462	$81	0.54%
Money market accounts	546,034	4,528	3.34	371,496	3,962	4.33
Savings accounts	13,463	22	0.66	11,106	20	0.73
Time deposits	1,208,782	13,563	4.51	1,078,439	13,160	4.95

Total interest-bearing deposits	1,841,013	18,254	3.99	1,521,503	17,223	4.59
Other borrowings	238,811	2,029	3.42	175,514	2,131	4.92
Subordinated debentures	46,393	884	7.54	46,393	962	8.29

Total interest-bearing liabilities	2,126,217	21,167	4.00	1,743,410	20,316	4.73

Noninterest-bearing demand deposits	247,241			238,532
Other liabilities	21,756			22,080
Shareholders’ equity	222,256			201,898

Total liabilities and shareholders’ equity	$2,617,470			$2,205,920

Net interest income and spread		$21,807	2.79%		$22,714	3.49%

Net interest margin (1)			3.45%			4.34%

Average interest-earning assets to average interest-bearing liabilities	119.66%			121.84%

(1)   Net interest margin = annualized net interest income / average interest-earning assets

SOUTHWEST BANCORP, INC.	Table 5
UNAUDITED SUMMARY FINANCIAL DATA
(Dollars in thousands except per share)

	2008	2007
	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
OPERATIONS
Interest income:
Loans	$40,610	$43,549	$42,346	$39,578	$40,286
Investment securities	2,336	2,713	2,816	2,847	2,679
Other interest-earning assets	28	35	39	115	65

Total interest income	42,974	46,297	45,201	42,540	43,030
Interest expense:
Interest bearing demand deposits	141	94	82	98	81
Money market accounts	4,528	5,370	5,589	4,743	3,962
Savings accounts	22	22	24	21	20
Time deposits of $100,000 or more	7,865	7,873	7,445	7,781	8,132
Other time deposits	5,698	5,840	5,684	5,250	5,028

Total interest-bearing deposits	18,254	19,199	18,824	17,893	17,223
Other borrowings	2,029	2,620	1,715	1,089	2,131
Subordinated debentures	884	971	986	975	962

Total interest expense	21,167	22,790	21,525	19,957	20,316

Net interest income	21,807	23,507	23,676	22,583	22,714
Provision for loan losses	2,236	2,464	2,149	2,107	1,861
Other income:
Service charges and fees	2,457	2,831	2,548	2,306	2,235
Gain on sales of loans	840	783	548	800	1,208
Gain (loss) on investment securities	1,245	5	108	1,919	(448)
Other noninterest income	172	481	452	429	345

Total other income	4,714	4,100	3,656	5,454	3,340
Other expense:
Salaries and employee benefits	9,222	9,838	8,966	8,358	8,125
Occupancy	2,458	2,540	2,514	2,388	2,403
FDIC and other insurance	453	225	134	140	123
Other real estate, net	10	64	(12)	(41)	(69)
Unfunded loan commitment	145	368	675	151	(65)
Other general and administrative	3,542	4,638	3,885	3,812	6,314

Total other expenses	15,830	17,673	16,162	14,808	16,831

Income before taxes	8,455	7,470	9,021	11,122	7,362
Taxes on income	3,247	2,949	3,505	4,281	2,862

Net income	$5,208	$4,521	$5,516	$6,841	$4,500

PER SHARE DATA
Basic earnings per common share	$0.36	$0.32	$0.38	$0.48	$0.32
Diluted earnings per common share	0.36	0.31	0.38	0.47	0.31
Cash dividends declared per share	0.0950	0.0925	0.0925	0.0925	0.0925
Book value per share	15.52	15.16	14.92	14.53	14.14
Tangible book value per share	15.03	14.66	14.45	14.44	14.05
Weighted average shares outstanding:
Basic earnings per common share	14,413,686	14,353,910	14,335,008	14,299,111	14,263,698
Diluted	14,608,190	14,584,878	14,612,732	14,644,863	14,642,913
OTHER FINANCIAL DATA
Investment securities	$237,827	$256,312	$293,222	$278,034	$274,106
Loans held for sale	66,364	66,275	78,417	73,011	108,025
Portfolio loans	2,287,606	2,145,557	1,933,223	1,769,528	1,667,195
Total loans	2,353,970	2,211,832	2,011,640	1,842,539	1,775,220
Total assets	2,671,842	2,564,298	2,386,852	2,196,005	2,194,179
Total deposits	2,094,927	2,058,579	1,912,719	1,823,806	1,803,181
Other borrowings	282,513	218,356	190,847	95,561	123,212
Subordinated debentures	46,393	46,393	46,393	46,393	46,393
Total shareholders’ equity	225,417	217,609	213,838	208,185	201,777
Mortgage servicing portfolio	145,028	141,680	136,294	134,444	134,259

Continued

SOUTHWEST BANCORP, INC.	Table 5
UNAUDITED SUMMARY FINANCIAL DATA	Continued
(Dollars in thousands except per share)

	2008	2007
	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
PERFORMANCE RATIOS
Return on average assets	0.80%	0.72%	0.96%	1.28%	0.83%
Return on average equity	9.42	8.24	10.29	13.26	9.04
Return on average tangible equity	9.94	8.86	10.88	13.70	9.23
Net interest margin	3.45	3.89	4.23	4.35	4.34
Dividends declared to net income	26.37	29.37	24.04	19.37	29.32
Effective tax rate	38.40	39.48	38.85	38.49	38.88
Efficiency ratio	59.69	64.02	59.13	52.82	64.60
ASSET QUALITY RATIOS
Nonperforming assets to total loans and other real estate owned	1.37%	1.46%	1.53%	1.40%	1.76%
Nonperforming loans to total loans	1.23	1.34	1.45	1.32	1.66
Net loan charge-offs to average total loans	0.33	0.22	0.39	0.40	0.31
Allowance for loan losses to total loans	1.27	1.34	1.41	1.52	1.56
Allowance for loan losses to portfolio loans	1.31	1.38	1.46	1.59	1.66
Allowance for loan losses to nonperforming loans	103.49	100.04	97.32	115.65	94.18
CAPITAL RATIOS
Average total shareholders’ equity to average assets	8.49%	8.80%	9.30%	9.64%	9.15%
Leverage ratio	9.91	10.23	10.92	11.73	11.12
Tier 1 capital to risk-weighted assets	9.47	9.71	10.49	11.84	12.44
Total capital to risk-weighted assets	10.72	10.97	11.76	13.13	13.68
SEGMENT LOANS*
Oklahoma banking	$943,331	$876,085	$844,859	$804,906	$766,990
Texas banking	797,700	759,389	644,749	567,236	507,384
Kansas banking	287,339	282,846	251,131	198,228	206,405
Other states banking	259,236	227,237	192,484	199,158	186,416

Subtotal	2,287,606	2,145,557	1,933,223	1,769,528	1,667,195
Secondary market	66,364	66,275	78,417	73,011	108,025

Total loans	$2,353,970	$2,211,832	$2,011,640	$1,842,539	$1,775,220

SEGMENT NET INCOME*
Oklahoma banking	$2,503	$3,080	$3,759	$4,820	$4,278
Texas banking	2,406	1,701	1,638	1,568	1,643
Kansas banking	458	82	243	326	208
Other states banking	969	225	768	930	240

Subtotal	6,336	5,088	6,408	7,644	6,369
Secondary market	(174)	114	33	197	753
Other operations	(954)	(681)	(925)	(1,000)	(2,622)

Total net income	$5,208	$4,521	$5,516	$6,841	$4,500

OFFICES AND EMPLOYEES
FTE Employees	467	489	484	457	443
ATM’s	40	43	43	38	39
Branches	17	17	17	15	15
Loan production offices	3	3	3	3	3
Assets per employee	$5,721	$5,244	$4,932	$4,805	$4,953

Balance sheet amounts are as of period end unless otherwise noted.

*	In first quarter 2008, Southwest changed its segment disclosures to report Texas, Kansas and Other states separately. Portfolio loans are allocated based upon the state of the borrower, or the location of the real estate in the case of real estate loans. Loans included in the “Other states banking” segment are portfolio loans attributable to states other than Oklahoma, Texas, or Kansas, and primarily consist of healthcare and commercial real estate credits. These out of state loans are administered by offices in Oklahoma, Texas, or Kansas.

SOUTHWEST BANCORP, INC.	Table 6
UNAUDITED SUPPLEMENTAL ANALYTICAL DATA
(Dollars in thousands except per share)

	2008	2007
	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
LOAN COMPOSITION
Real estate mortgage:
Commercial	$846,757	$750,047	$608,409	$564,813	$582,440
One-to-four family residential	110,938	111,085	112,407	90,916	83,312
Real estate construction	744,090	724,929	659,214	617,993	517,199
Commercial	544,183	521,501	517,658	465,588	457,838
Installment and consumer:
Guaranteed student loans	63,706	61,555	73,810	68,117	101,905
Other	44,296	42,715	40,142	35,112	32,526

Total loans, including held for sale	2,353,970	2,211,832	2,011,640	1,842,539	1,775,220
Less allowance for loan losses	(29,950)	(29,584)	(28,314)	(28,054)	(27,728)

Total loans, net	$2,324,020	$2,182,248	$1,983,326	$1,814,485	$1,747,492

By statement of condition category:
Loans held for sale:
Student loans	$63,706	$61,555	$73,810	$68,117	$101,905
One-to-four family residential	1,417	3,442	3,293	3,382	4,113
Other	1,241	1,278	1,314	1,512	2,007

Total loans held for sale	66,364	66,275	78,417	73,011	108,025
Portfolio loans	2,287,606	2,145,557	1,933,223	1,769,528	1,667,195

Total loans before allowance	$2,353,970	$2,211,832	$2,011,640	$1,842,539	$1,775,220

DEPOSIT COMPOSITION
Non-interest bearing demand	$248,315	$257,067	$261,634	$248,285	$251,777
Interest-bearing demand	71,450	63,323	63,145	63,758	63,741
Money market accounts	553,850	541,950	505,192	487,096	394,668
Savings accounts	13,808	13,032	14,830	11,017	11,196
Time deposits of $100,000 or more	690,421	690,985	580,850	571,584	646,668
Other time deposits	517,083	492,222	487,068	442,066	435,131

Total deposits	$2,094,927	$2,058,579	$1,912,719	$1,823,806	$1,803,181

NONPERFORMING ASSETS
Nonaccrual loans	$26,134	$19,534	$26,291	$22,633	$26,978
90 days past due and accruing	2,807	10,037	2,803	1,625	2,462

Total nonperforming loans	28,941	29,571	29,094	24,258	29,440
Other real estate loans	3,328	2,679	1,654	1,508	1,869

Total nonperforming assets	$32,269	$32,250	$30,748	$25,766	$31,309

Potential nonperforming loans	$69,588	$61,633	$70,389	$69,595	$52,335

ALLOWANCE ACTIVITY
Balance, beginning of period	$29,584	$28,314	$28,054	$27,728	$27,293
Charge offs	2,044	1,290	2,105	1,875	1,728
Recoveries	174	96	216	94	302

Net charge offs	1,870	1,194	1,889	1,781	1,426
Provision for loan losses	2,236	2,464	2,149	2,107	1,861

Balance, end of period	$29,950	$29,584	$28,314	$28,054	$27,728

REGULATORY CAPITAL DATA
Tier I capital	$258,272	$251,980	$248,961	$251,460	$244,862
Total capital	292,567	284,730	279,031	278,799	269,513
Total risk adjusted assets	2,728,622	2,595,090	2,374,152	2,123,862	1,967,001
COMMON STOCK
Issued	14,658,042	14,658,042	14,658,042	14,658,042	14,658,042
Less treasury shares	(133,605)	(300,833)	(321,991)	(329,570)	(385,632)

Outstanding shares	14,524,437	14,357,209	14,336,051	14,328,472	14,272,410

INTANGIBLE ASSET DATA
Goodwill	$7,071	$7,064	$6,742	$1,213	$1,213
Core deposit intangible	2,893	3,053	2,879	1,466	1,531
Mortgage servicing rights	1,290	1,503	1,431	1,428	1,413
Nonmortgage servicing rights	22	24	25	32	37

Total intangible assets	$11,276	$11,644	$11,077	$4,139	$4,194

Intangible amortization expense	$257	$159	$161	$165	$162

Balance sheet amounts are as of period end unless otherwise noted.